EMPLOYMENT AGREEMENT
                            --------------------

          THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of July 19, 2004 (the "Effective Date"), by and between Telewest Global, Inc., a Delaware corporation (the "Company"), and Eric J. Tveter (the "Executive").

          WHEREAS, the Executive possesses skills, experience and knowledge that are of value to the Company;

          WHEREAS, the Company desires to enlist the services of the Executive on behalf of the Company, and the Executive is willing to render such services on the terms and conditions set forth herein; and

          WHEREAS, the Company and the Executive desire to formalize the terms of the Executive's employment pursuant to the terms and conditions of this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Employment Term. Subject to Section 6 hereof, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and expiring on December 31, 2007; provided, that on January 1, 2008 and on each anniversary of such date (each, an "Extension Date"), the Employment Term shall be automatically extended for an additional one-year period unless the Company or the Executive provides the other party hereto with at least 60 days' prior written notice before the next Extension Date that the Employment Term shall not be so extended (such period of employment hereunder, the "Employment Term").

          2. Title; Duties; Place of Employment. During the Employment Term, the Executive shall serve as President and Chief Operating Officer of the Company or in a comparable capacity as a member of the Company's executive team as is determined by the Board of Directors of the Company (the "Board"). In such capacities, the Executive shall perform such operational duties, services and responsibilities as are commensurate with the Executive's positions, as well as such duties, services and responsibilities on behalf of the Company and its subsidiaries and affiliates (collectively, the "Company Affiliated Group"), in each case as may be determined from time to time by the Board or the Chief Executive Officer of the Company. In performing such duties hereunder, the Executive shall report directly to the Chief Executive Officer or, at the Board's request, directly to the Board or its designee. The Executive shall devote the Executive's full business time, attention and skill to the performance of the Executive's duties, services and responsibilities hereunder and shall use the Executive's best efforts to promote the businesses and interests of the Company Affiliated Group. The Executive's principal place of employment shall be London, England; Woking, England; the Company's offices in the United States; and such other locations as may be directed by the Board or the Chief Executive Officer, in each case except for customary business travel related to the business and activities of the Company Affiliated Group.

          3. Compensation. During the Employment Term, in full consideration of the performance by the Executive of the Executive's obligations hereunder to the Company and the other members of the Company Affiliated Group, the Company shall cause the Executive to be paid the following compensation:

          (a) Base Salary. The Executive shall receive a base salary at an annual rate of $500,000 (the "Base Salary"). The Base Salary shall be payable in accordance with normal payroll practices in effect from time to time, but not less than monthly. The Base Salary shall be reviewed periodically by the Company for increase (but not decrease), and the term "Base Salary" shall include any such increase.

          (b) Annual Bonus. For each calendar year ending during the Employment Term (pro rata for partial calendar years), the Company shall provide the Executive with the opportunity to earn an annual incentive bonus (the "Bonus") under the bonus plan applicable to senior management of the Company. The bonus plan applicable to the Executive shall initially provide for a Bonus of 50% of Base Salary for achieving "budget" levels and 100% of Base Salary for achieving targets above budget, in each case as determined by the Board, and subject to such other terms and conditions determined by the Board with respect to senior management of the Company. The Bonus shall be payable in cash or in restricted stock in the discretion of the Company. In addition, the Executive shall be in the class of key employees eligible to receive special bonuses from time to time in the sole discretion of the Board.

          (c) Stock Options. At or as soon as practicable after the consummation of the financial restructuring of Telewest Communications plc (including the schemes of arrangement by Telewest Communications plc and Telewest Finance (Jersey) Limited) (the "Restructuring"), the Executive shall be granted options to purchase 500,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), pursuant to the Stock Option Agreement attached hereto as Exhibit A.

          (d) Restricted Stock. At or as soon as practicable after the consummation of the Restructuring, the Executive shall be granted 100,000 shares of restricted Common Stock pursuant to the Restricted Stock Agreement attached hereto as Exhibit B (or, if determined to be more advantageous to the Executive, options to purchase 100,000 shares of Common Stock at an exercise price of $0.01 per share pursuant to a stock option agreement that contains the same terms, as nearly as practicable, as the Restricted Stock Agreement).

          4. Benefits.

          (a) During the Employment Term, the Executive shall be entitled to (i) participate in such employee and fringe benefit plans, policies, programs and arrangements of the Company Affiliated Group as are made available to similarly situated executives of the Company in effect from time to time (the "Benefit Plans"), (ii) reimbursement for reasonable business expenses incurred by the Executive in accordance with the Company's expense reimbursement policy as in effect from time to time and
(iii) such other benefits as are set forth on Attachment A hereto.

          (b) During each calendar year during the Employment Term (pro rata for partial calendar years), the Executive shall also be entitled to paid vacation in accordance with the Company's vacation policy in effect from time to time.

          5. Taxes. The Executive shall be solely responsible for taxes imposed on the Executive by reason of any compensation and benefits provided under this Agreement, and all such compensation and benefits shall be subject to applicable withholding taxes; provided, however, that the Executive shall receive tax equalization payments in respect of any period
(i) during which the Employment Term is in effect and (ii) if applicable, following the Employment Term to the extent that the Executive is provided with payments and benefits under this Agreement during such period, in each case regardless of the reason of the Executive's termination of employment. The Company shall (or shall cause one of its affiliates to) bear and be responsible for all costs associated with the determination of any such tax equalization payments and the preparation of any applicable documentation. The Company shall (or shall cause one of its affiliates to) pay any such tax equalization payments to the applicable taxing authorities not later than the date on which such taxes are due. In the event that the Company adopts a formal tax equalization policy, the Executive shall be entitled to tax equalization benefits pursuant to such policy or pursuant to this
Section 5, whichever is greater.

          6. Termination.

          (a) The Employment Term and, unless the parties agree otherwise, the Executive's employment with the Company shall terminate upon the expiration of the Employment Term or upon the earlier occurrence of any of the following events (the date of termination, the "Termination Date"):

               (i) The death of the Executive.

               (ii) The termination of the Executive's employment by the Company for Cause. For purposes of this Agreement, "Cause" shall mean that the Board has made a good faith determination, after providing the Executive with reasonably detailed written notice, at least ten business days to cure (other than with respect to clause (D), which shall be deemed incurable) and a reasonable opportunity to be heard on the issues at a Board meeting, that the Executive has engaged in any of the following:

                    (A) the Executive's dishonesty, willful misconduct or gross negligence in the performance of the Executive's duties under this Agreement;

                    (B) willful misrepresentation at any time by the Executive to any member of the Company Affiliated Group;

                    (C) the Executive's intentional failure or refusal to perform reasonably assigned duties;

                    (D) any indictment for, conviction of, or plea of guilty or nolo contendere to, (x) any felony or (y) any crime (whether or not a felony) involving dishonesty, fraud or breach of trust, whether of the United States or any state thereof or any similar non-U.S. law to which the Executive may be subject;

                    (E) any willful or grossly negligent failure by the Executive to comply with any written rules, regulations, policies or procedures of the Company furnished to the Executive which, if not complied with, would reasonably be expected to have a material adverse effect on the business or financial condition of the Company; or

                    (F) the Executive's breach of the Executive's covenants contained in Section 8 this Agreement, and the Executive's willful breach of the Executive's covenants contained in any other Section of this Agreement.

               (iii) The termination of the Executive's employment by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                    (A) a material breach by the Company of this Agreement;

                    (B) (x) a reduction in the Executive's Base Salary or
(y) a material reduction in the Executive's employee benefits in the aggregate, other than, in the case of clause (y), across-the-board reductions applicable to all executives of the Company; or

                    (C) the Company's failure to obtain the agreement from any successor to the Company to assume and agree to perform the Company's obligations hereunder, except under circumstances in which such assumption occurs by operation of law;

provided, however, that (i) the Executive must provide the Company with notice promptly following the date on which he knows or reasonably should know of the occurrence of any of foregoing and at least ten business days to cure and (ii) the Executive must terminate his employment in connection with the occurrence of any of the foregoing within thirty days following the end of the cure period set forth in clause (i) hereof.

               (iv) The termination of the Executive's employment by the Company by reason of the Executive's Disability. For purposes of this Agreement, "Disability" shall have the meaning under the long-term disability plan applicable to the Executive, as in effect from time to time, or, if no such plan is in effect, the inability of the Executive to perform the Executive's duties, services and responsibilities hereunder by reason of a physical or mental infirmity, as reasonably determined by the Board, for a total of 180 days in any twelve-month period during the Employment Term.

               (v) The termination of the Executive's employment by the Company without Cause upon at least thirty business days' written notice to the Executive.

               (vi) The termination of the Executive's employment by the Executive for any reason upon at least sixty business days' written notice to the Company.

          (b) In the event of termination of the Executive's employment for any reason other than death or Disability, the Executive agrees to cooperate with the members of the Company Affiliated Group and to be reasonably available to the members of the Company Affiliated Group with respect to matters arising out of the Executive's employment hereunder, whether such matters are business-related, legal or otherwise. The Company shall cause the Executive to be reimbursed for reasonable expenses that the Executive incurs in providing any such cooperation.

          (c) Upon termination of the Executive's employment for any reason, the Executive shall be deemed to have resigned from all positions (as an employee, officer or director) with any member of the Company Affiliated Group.

          (d) It is acknowledged that the Executive may, during his employment be granted rights upon the terms and subject to the conditions of the rules from time to time of the 2004 Stock Incentive Plan or any other profit sharing, share incentive, share option, bonus or phantom option scheme operated by the Company or any member of the Company Affiliated Group with respect to shares of Common Stock of the Company or any member of the Company Affiliated Group. If, on termination of the Executive's position with the Company, whether lawfully or in breach of contract the Executive loses any of the rights or benefits under such scheme (including rights or benefits which the Executive would not have lost had he not been terminated), the Executive shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any compensation for the loss of any rights under any such scheme. Nothing set forth in paragraph 6(d) should be construed at the time of the Executive's termination as constituting a waiver of any express rights the Executive has under the terms of this Agreement or under any incentive scheme or a waiver of any vested rights the Executive may have under any applicable Company welfare and benefit plan(s) or policy(s). In the event that this Agreement expressly provides a more favorable treatment for the Executive upon his termination of employment than under any Company welfare and benefit plan or policy, the terms of this Agreement shall control under such plan or policy upon such termination.

          7. Termination Payments.

          (a) If the Executive's employment with the Company terminates by reason of the expiration of the Employment Term or during the Employment Term pursuant to clauses (i), (ii), (iv) or (vi) of Section 6 of this Agreement, the Company shall cause the Executive to be paid (x) any earned and unpaid Base Salary as of the Termination Date, (y) reimbursement of any unreimbursed business expenses properly incurred on or prior to the Termination Date and (z) such other benefits to which the Executive may be entitled as a terminated employee under the Benefit Plans (the "Accrued Compensation").

          (b) If the Executive terminates the Executive's employment during the Employment Term for Good Reason pursuant to clause (iii) of Section 6 of this Agreement or if the Company terminates the Executive's employment during the Employment Term without Cause pursuant to clause (v) of Section 6 of this Agreement, the Company shall cause the Executive (A) to be paid
(i) the Accrued Compensation, (ii) a severance payment equal to 100% of the Base Salary (the payment set forth in clause (ii) hereof, the "Severance Pay") and (iii) any Bonus as to which the applicable calendar year has been fully completed as of the Termination Date (whether or not bonuses have been determined in respect of such calendar year for other members of senior management) to be paid as and when such bonuses are paid to other members of senior management, (B) for twelve months following the Termination Date, to continue to be provided with the health, medical, dental, life insurance and other, similar benefits to which he was entitled immediately prior to the Termination Date at the same costs applicable to active employees immediately prior to the Termination Date (reduced, however, by the same or similar coverage received from a subsequent employer) and (C) to be provided with housing and relocation benefits as set forth on Exhibit A hereto. The Severance Pay shall be paid in a lump sum within ten days following the Termination Date.

          (c) Notwithstanding any other provision of this Agreement, no Severance Pay shall become due or payable under this Agreement unless and until the Executive executes the general release of claims attached hereto as Attachment B and such release has become irrevocable. The Severance Pay shall constitute the exclusive payments in the nature of severance or termination pay which shall be due to the Executive upon a termination of employment without Cause or for Good Reason and shall be in lieu of any other such payments under any plan, program, policy or other arrangement which has heretofore been or shall hereafter be established by any member of the Company Affiliated Group. The Executive shall have no obligation to mitigate any amounts payable to the Executive under this Agreement, whether by seeking employment or otherwise, and, except as set forth in clause (B) of Section 7(b) hereof, the amount of any payment or benefit due the Executive shall not be reduced or offset by any payment or benefit that the Executive may receive from any other source.

          8. Employee Covenants.

          (a) Unauthorized Disclosure. The Executive agrees and understands that in the Executive's position with the Company, the Executive has been and will be exposed to and has and will receive information relating to the confidential affairs of the Company Affiliated Group, including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company Affiliated Group and other forms of information considered by the Company Affiliated Group to be confidential and in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the "Confidential Information"). The Executive agrees that at all times during the Executive's employment with the Company and thereafter, the Executive shall not disclose such Confidential Information, either directly or indirectly, to any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (each a "Person"), without the prior written consent of the Company and shall not use or attempt to use any such information in any manner other than in connection with the Executive's employment with the Company, unless required by law to disclose such information, in which case the Executive shall provide the Company with written notice of such requirement as far in advance of such anticipated disclosure as possible so as to enable the Company to seek an appropriate protective order or confidential treatment. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Executive's employment with the Company, the Executive shall promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Executive during or prior to the Executive's employment with the Company, and any copies thereof in the Executive's (or capable of being reduced to the Executive's) possession.

          (b) Non-Competition. By and in consideration of the Company's entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder, and in further consideration of the Executive's exposure to the Confidential Information of the Company Affiliated Group, the Executive agrees that the Executive shall not, during the Executive's employment with the Company (whether during the Employment Term or thereafter) and for a two-year period thereafter (the "Restriction Period"), directly or indirectly, be, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a stockholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); provided, that in no event shall ownership of one percent or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be prohibited by this Section 8(b), so long as the Executive does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a stockholder thereof. For purposes of this Section 8(b), "Restricted Enterprise" shall mean any Person that is engaged, directly or indirectly, in (or intends or proposes to engage in, or has been organized for the purpose of engaging in) the provision of video or telephone services, or related content-generation services, in the United Kingdom. During the two-year period following the termination of the Executive's employment with the Company, upon request of the Company, the Executive shall notify the Company of the Executive's then-current employment status.

          (c) Non-Solicitation of Employees. During the Restriction Period, the Executive shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment, other than on behalf of the Company Affiliated Group, any person who is, or within twelve months prior to the date of such solicitation was, an employee of any member of the Company Affiliated Group employed as a director or in a senior executive capacity or who held managerial position or a senior technical role and with whom the Executive had business dealings during the course of his employment by the Company at any time during the twelve months immediately prior to the Termination Date or whom the Executive knew to be key to the business of any member of the Company Affiliated Group.

          (d) Non-Solicitation of Customers. During the Restriction Period, the Executive shall not (i) contact, induce or solicit (or assist any Person to contact, induce or solicit) any Person which has a business relationship with any member of the Company Affiliated Group to terminate, curtail or otherwise limit such business relationship, or (ii) solicit, other than on behalf of the Company Affiliated Group, any Person that the Executive knows or should have known (x) is a current customer of any member of the Company Affiliated Group, (y) was, within twelve months prior to the date of such solicitation, a customer of any member of the Company Affiliated Group or (z) is a Person with respect to which the Company or any of its affiliates has, within the twelve months prior to the date of such solicitation, devoted more than de minimis resources in an effort to cause such Person to become a customer of any member of the Company Affiliated Group and in each case where the Executive had business dealings with such Person during the course of his employment by the Company at any time in the twelve months immediately prior to the Termination Date or whom the Executive knew to be key to the business of any member of the Company Affiliated Group.

          (e) Proprietary Rights. The Executive shall disclose promptly to the Company any and all inventions, discoveries, and improvements (whether or not patentable or registrable under copyright or similar statutes), and all patentable or copyrightable works, initiated, conceived, discovered, reduced to practice, or made by the Executive, either alone or in conjunction with others, during the Executive's employment with the Company and related to the business or activities of any member of the Company Affiliated Group (the "Developments"). Except to the extent any rights in any Developments constitute a work made for hire under the U.S. Copyright Act, 17 U.S.C. ss. 101 et seq. that are owned ab initio by the Company or other members of the Company Affiliated Group (or both), the Executive assigns all of the Executive's right, title and interest in and to all Developments (including all intellectual property rights therein) to the Company or its nominee without further compensation, including all rights or benefits therefor, including, without limitation, the right to sue and recover for past and future infringement. The Executive acknowledges that any rights in any developments constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C ss. 101 et seq. are owned upon creation by the Company or other members of the Company Affiliated Group as the Executive's employers. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interests of the Company Affiliated Group therein. These obligations shall continue beyond the end of the Executive's employment with the Company with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Executive while employed by the Company and shall be binding upon the Executive's employers, assigns, executors, administrators and other legal representatives. In connection with the Executive's execution of this Agreement, the Executive has informed the Company in writing of any interest in any inventions or intellectual property rights that the Executive holds as of the date hereof. If the Company is unable for any reason, after reasonable effort, to obtain the Executive's signature on any document needed in connection with the actions described in this Section 8(f), the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive's agent and attorney in fact to act for and in the Executive's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by the Executive.

          (f) Remedies. The Executive agrees that any breach of the terms of this Section 8 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach, any threatened breach and any continued breach by the Executive and any and all Persons acting for or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the obligation of the Executive to return the Severance Pay to the Company. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Executive. The Executive and the Company further agree that the covenants contained in this Section 8 are reasonable and necessary to protect the businesses of the Company Affiliated Group because of the Executive's access to Confidential Information and the Executive's material participation in the operation of such businesses. Should a court or arbitrator determine, however, that any provision this
Section 8 is unreasonable or unenforceable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent possible in accordance with law. The existence of any claim or cause of action by the Executive against any member of the Company Affiliated Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained in this
Section 8.

          9. Executive's Representation. The Executive represents to the Company that the Executive's execution and performance of this Agreement does not violate any agreement or obligation (whether or not written) that the Executive has with or to any person or entity including, without limitation, any prior employer.

          10. Non-Waiver of Rights. The failure of a party to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms.

          11. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery, by a reputable same-day or overnight courier service (charges prepaid), by registered or certified mail, postage prepaid, return receipt requested or by facsimile to the recipient with a confirmation copy to follow the next day to be delivered by personal delivery or by a reputable same-day or overnight courier service to:

                       If to the Company:

                       Telewest Global, Inc.
                       160 Great Portland Street
                       London W1W 5QA
                       United Kingdom
                       Attention:  Corporate Secretary
                       Facsimile:  +011 44 20 7 299 5200

                       If to the Executive, at the
                       most recent address and
                       facsimile number contained in
                       the Company's records.

                       With a copy to:

                       Tracey S. Bernstein, Esq.
                       18 East 48th Street, 10th Floor
                       New York, New York 10017
                       Facsimile:  +001 212 888 7443

Each party shall give notice to the other party in advance of any change to his or its address or facsimile number.

          12. Data Protection. The Executive consents to the Company and any member of the Company Affiliated Group processing data relating to him at any time (whether before, during or after the Term) for the following purposes:

               (a) performing its obligations under the Agreement
(including remuneration, payroll, pension, insurance and other benefits, tax and national insurance obligations);

               (b) the legitimate interests of the Company and any member of the Company Affiliated Group including any sickness policy, working time policy, investigating acts or defaults (or alleged or suspected acts or defaults) of the Executive, security, management forecasting or planning and negotiations with the Executive;

               (c) processing in connection with any merger, sale or acquisition of a company or business in which the Company or any member of the Company Affiliated Group is involved or any transfer of any business in which the Executive performs his duties; and

               (d) transferring data to countries outside the European Economic Area for the purposes of processing by the Company in the Company's home state.

          13. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Executive shall not assign all or any portion of this Agreement without the prior written consent of the Company. For purposes of this Agreement, the term "Company Affiliated Group" shall be deemed to refer to each predecessor of, and successor to, each member of the Company Affiliated Group (by merger or otherwise), and the term "Board" shall be deemed to refer to the Board of Directors or similar body of such predecessor or successor.

          14. Entire Agreement. This Agreement, including the Exhibits hereto, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

          15. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

          16. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the principles of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the United States and the states thereof (collectively, the "Selected Courts") for any action or proceeding relating to this Agreement, agrees not to commence any action or proceeding relating thereto except in the Selected Courts, and waives any forum or venue objections to the Selected Courts.

          17. Modifications. No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto.

          18. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.

          19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



                          [signature page follows]

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Executive has hereunto set the Executive's hand, on the day and year first above written.

                                        TELEWEST GLOBAL, INC.



/s/ Eric J. Tveter                      /s/ Anthony Stenham
--------------------------------        ---------------------------------
       Eric J. Tveter                   By:  Cob Stenham

                                        Title:  Chairman

                                Attachment A
                            Additional Benefits

1. During the Employment Term, the Executive shall be provided with (1) a housing allowance of (pound)1,875 per week; (2) a car allowance of (pound)550 per month; (3) an education allowance for the Executive's children of (pound)16,000 per year (subject to verification). In addition, two times per calendar year during the Employment Term, the Executive and his immediate family shall be provided with two round-trip, business-class tickets to the United States. The housing allowance shall continue to be provided for three months following the Executive's termination of employment (other than for Cause).

2. During the period that the Executive provides services in the United Kingdom prior to locating suitable housing, the Executive shall be provided with temporary living expenses as agreed to with the Chief Executive Officer or the Board. During any period that the Executive is receiving such temporary living expenses, the Executive shall not receive the housing allowance referred to in paragraph 1 above.

3. The Company shall (or shall cause one of its affiliates to) pay the reasonable costs of relocating the Executive, his immediate family and their possessions to the United Kingdom. If the Executive sells his home in Miami during the Employment Term and within 18 months of the Effective Date, the Company shall pay the cost of brokers' fees and closing costs incurred by the Executive in connection with such sale.

4. The Company shall (or shall cause one of its affiliates to) bear the cost of one house-hunting trip in connection with the Executive's commencement of employment with the Company.

5. The Company shall (or shall cause one of its affiliates to) bear the cost of obtaining the Executive's work permit.

6. Upon the Executive's termination of employment (other than for Cause), the Company shall (or shall cause one of its affiliates to) bear the cost of relocating the Executive, his immediate family and their possessions to a location in the United States selected by the Executive, so long as such relocation occurs within 6 months of the Termination Date.

(To the maximum extent possible, the Company shall (or shall cause one of its affiliates to) pay the costs of the foregoing benefits directly, rather than through reimbursement of, or advancement of expenses to, the Executive.)

                                Attachment B

                              GENERAL RELEASE

1.   General Release.

     In consideration of the payments and benefits (the "Severance Payments") to be received by Eric J. Tveter (the "Employee") pursuant to the Employment Agreement to which he and Telewest Global, Inc. are parties, dated as of July 19, 2004 (the "Employment Agreement"), the sufficiency of which the Employee acknowledges, the Employee, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Telewest Global, Inc. (the "Company") and each of its subsidiaries and affiliates (the "Company Affiliated Group"), their present and former officers, directors, shareholders, executives, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the "Company Released Parties"), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity, including, without limitation, any and all claims (i) arising out of or in any way connected with the Employee's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments,
(iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (v) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 ("Title VII"), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act ("ADA"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Age Discrimination in Employment Act ("ADEA") and any similar or analogous state or local statute, excepting only:

     (A) rights of the Employee under this Release of Claims and under the Employment Agreement;

     (B) rights of the Employee relating to stock options and restricted stock held by the Employee as of the date of his or her termination of employment (the "Termination Date");

     (C) the right of the Employee to receive COBRA continuation coverage in accordance with applicable law;

     (D) rights to indemnification the Employee may have (i) under applicable corporate law, (ii) under the by-laws or certificate of incorporation of any Company Released Party or (iii) as an insured under any director's and officer's liability insurance policy now or previously in force;

     (E) claims (i) for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group and (ii) for earned but unused vacation pay through the Termination Date in accordance with applicable policy of the Company Affiliated Group; and

     (F) claims for the reimbursement of unreimbursed business expenses incurred prior to the Termination Date pursuant to applicable policy of the Company Affiliated Group.

2. No Admissions. The Employee acknowledges and agrees that this General Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

3. Application to All Forms of Relief. This General Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney's fees and expenses.

4. Specific Waiver. The Employee specifically acknowledges that his acceptance of the terms of this General Release is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive.

5. Payment of Severance Payment. The Employee shall have a period of 21 days following the Termination Date to consider whether to execute this General Release. If the Employee accepts the terms hereof and executes this General Release prior to the expiration of such 21-day period, he may thereafter, for a period of 7 days following (and not including) the date of execution, revoke this General Release. If no such revocation occurs, this General Release shall become irrevocable in its entirety, and binding and enforceable against the Employee, on the day next following the day on which the foregoing seven-day period has elapsed.

6. No Complaints or Other Claims. The Employee acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

7. Effect of Invalidity of Release. In addition to any other remedy available to the Company hereunder, in the event that this General Release becomes null and void or is otherwise determined not to be enforceable by the Company for any reason, then (i) the Company shall cease to have any obligation to pay any unpaid portion of the Severance Payment and (ii) the Employee shall promptly repay to the Company any portion of the Severance Payment that has been paid to him.

8. Return of Property and Information. The Employee agrees to return to the Company all documents, files, and other property and information of any kind belonging to any member of the Company Affiliated Group not later than the Termination Date.

9. Non-disparagement. From and after the Termination Date, the Employee shall not make or publish any disparaging statements (whether written or oral) regarding any member of the Company Affiliated Group or the affiliates, directors, officers or employees of any of them, and the Company shall not, and shall use reasonable efforts to cause its directors and officers to not, make or publish any disparaging statements (whether written or oral) regarding the Employee.

10. Governing Law. Except for issues or matters as to which federal law is applicable, this General Release shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

IN WITNESS WHEREOF, this General Release has been signed by or on behalf of each of the parties, all as of the date first above written.



                                        TELEWEST GLOBAL, INC.



______________________________          ________________________________
Eric J. Tveter
                                        By: ____________________________

Dated: _______________________          Its: ___________________________


                                        Dated: _________________________

                    NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT (this "Agreement"), made as of the 19th day of July, 2004 (the "Effective Date"), between Telewest Global, Inc., a Delaware corporation (the "Company"), and Eric J. Tveter (the "Executive").

     WHEREAS, the Executive and the Company have entered into an Employment Agreement, dated as of July 19, 2004 (the "Employment Agreement");

     WHEREAS, on the Effective Date, Telewest Communications plc consummated a financial restructuring, as a result of which Telewest Communications plc and its affiliates (other than the Company) have become subsidiaries of the Company;

     WHEREAS, the Company has adopted the Telewest Global, Inc. 2004 Stock Incentive Plan (the "Plan") in order to grant equity compensation to (among others) officers and employees of the Company and its Subsidiary
Corporations; and

     WHEREAS, as provided in Section 3(c) of the Employment Agreement, the Company's Compensation Committee has determined to grant an Option to the Executive as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option.

     The Company hereby grants to the Executive the right and option (the "Option") to purchase all or any part of an aggregate of 500,000 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and in the Plan. The Option is not intended to qualify as an Incentive Stock Option. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

     2. Purchase Price.

     The price at which the Executive shall be entitled to purchase Shares upon the exercise of the Option shall be $13.70 per Share (the "Option Price").

     3. Duration of Option.

     The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Effective Date (the "Term"); provided, however, that the Option may terminate earlier as provided in Section 6 hereof.

     4. Exercisability of Option.

          4.1 Subject to Sections 4.2 and 6 hereof and to the Plan, the Option shall become exercisable as follows:

          (i) as to 100,000 Shares subject to the Option as of the Effective Date; and

          (ii) as to 80,000 Shares subject to the Option on the first anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the Effective Date and ending on the first anniversary of the Effective Date;

          (iii) as to 80,000 Shares subject to the Option on the second anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date;

          (iv) as to 80,000 Shares subject to the Option on the third anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the second anniversary of the Effective Date and ending on the third anniversary of the Effective Date;

          (v) as to 80,000 Shares subject to the Option on the fourth anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the third anniversary of the Effective Date and ending on the fourth anniversary of the Effective Date; and

          (vi) as to 80,000 Shares subject to the Option on the fifth anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the fourth anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date;

provided, however, that in the event that any portion of the Option subject to any of clauses (ii) through (vi) of this Section 4.1 does not become exercisable during the period set forth therein, such portion of the Option shall be carried forward for vesting during future one-year periods commencing immediately following the fifth anniversary of the Effective Date subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of such one-year periods; provided, further, that no more than 80,000 Shares subject to the Option shall become exercisable in any one-year period by reason of application of clauses (ii) through (vi) of this Agreement or the foregoing proviso (by way of example, if the 80,000 Shares subject to the Option subject to clause (ii) of this Section 4.1 does not become exercisable on the first anniversary of the Effective Date, such portion of the Option shall become exercisable on the sixth anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the fifth anniversary of the Effective Date and ending on the sixth anniversary of the Effective Date); and provided, further, that, notwithstanding any provision of this Section 4.1 to the contrary, any unvested portion of the Option that is outstanding as of January 18, 2011 shall vest on that date.

          4.2 Upon the occurrence of an Acceleration Event, 50% of the unvested portion of the Option shall immediately vest and become fully exercisable. Notwithstanding any provision to the contrary set forth in the Plan, the remaining unvested portion of the Option after application of the immediately preceding sentence shall not vest or become exercisable in the event of an Acceleration Event if, in connection with such Acceleration Event, the Company, a successor to the Company or the ultimate parent of the Company or such successor following such Acceleration Event offers to continue the employment of the Executive and to provide compensation and employee benefits that are substantially similar, as nearly as practicable, to the compensation and employee benefits set forth in the Employment Agreement (in each case excluding equity compensation). If such an offer is not made to the Executive, such remaining unvested portion of the Option shall become immediately and fully vested and exercisable.

     5. Manner of Exercise and Payment.

          5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company at its principal executive office. Such notice shall state that the Executive is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Executive.

          5.3 Upon receipt of notice of exercise, full payment for the Shares in respect of which the Option is being exercised, and full satisfaction of the Executive's obligation for Withholding Taxes (as hereinafter defined), the Company shall take such action as may be necessary to effect the transfer to the Executive of the number of Shares subject to such exercise.

          5.4 The Executive shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Executive shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Executive, and (iii) the Executive's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Executive shall have full voting and other ownership rights with respect to such Shares.

     6. Termination of Employment.

          6.1 Upon termination of the Executive's employment for any reason, any portion of the Option which is not exercisable as of the date of such termination shall be automatically forfeited as of the date of such termination. Upon termination of the Executive's employment by the Company for Cause (as defined in the Employment Agreement), any unexercised portion of the Option (whether exercisable or not exercisable) shall be automatically forfeited as of the date of such termination.

          6.2 Upon termination of the Executive's employment for any reason other than by the Company for Cause (as defined in the Employment Agreement), the portion of the Option that is exercisable as of the date of such termination shall remain exercisable until the six-month anniversary of the date of such termination (but not beyond the end of the Term); provided, however, that any portion of the Option that has become exercisable pursuant to Section 4.2 of the Agreement by reason of an Acceleration Event shall remain exercisable for one year following the date of such termination (but not beyond the end of the Term).

     7. Non-transferability.

         The Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). During the lifetime of the Executive, the Option shall be exercisable only by the Executive or his or her legal guardian or legal representatives.

     8. No Right to Continued Employment.

     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Executive any right with respect to continuance of employment by the Company or any Subsidiary Corporation, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any such Subsidiary Corporation to terminate the Executive's employment at any time.

     9. Withholding of Taxes.

     The Company shall have the right to deduct from any payment of cash to the Executive an amount equal to the federal, state, local and non-U.S. income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the exercise or other settlement of the Option. The Executive shall make arrangements satisfactory to the Company to pay the Withholding Taxes to the Company prior to the issuance of any Shares subject to the Option or other payment or distribution made pursuant to the Option.

     10. Executive Bound by the Plan.

     The Executive hereby acknowledges receipt of a copy of the Plan and agrees that he and the Option shall be bound by all the terms and provisions thereof.

     11. Modification of Agreement.

     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     12. Severability.

     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     13. Governing Law.

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     14. Successors in Interest.

     This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and successors. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Executive's heirs, executors, administrators and successors.



                          [signature page follows]

     IN WITNESS WHEREOF, the parties have entered into this Agreement, effective as of the Effective Date.



                                        TELEWEST GLOBAL, INC.



/s/ Eric J. Tveter                      /s/ Anthony Stenham
--------------------------------        ---------------------------------
Eric J. Tveter                          By:  Cob Stenham

                                        Its:  Chairman

                    NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT (this "Agreement"), made as of the 19th day of July, 2004 (the "Effective Date"), between Telewest Global, Inc., a Delaware corporation (the "Company"), and Eric J. Tveter (the "Executive").

     WHEREAS, the Executive and the Company have entered into an Employment Agreement, dated as of July 19, 2004 (the "Employment Agreement");

     WHEREAS, on the Effective Date, Telewest Communications plc consummated a financial restructuring, as a result of which Telewest Communications plc and its affiliates (other than the Company) have become subsidiaries of the Company;

     WHEREAS, the Company has adopted the Telewest Global, Inc. 2004 Stock Incentive Plan (the "Plan") in order to grant equity compensation to (among others) officers and employees of the Company and its Subsidiary
Corporations; and

     WHEREAS, as provided in Section 3(c) of the Employment Agreement, the Company's Compensation Committee has determined to grant an Option to the Executive as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option.

     The Company hereby grants to the Executive the right and option (the "Option") to purchase all or any part of an aggregate of 100,000 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and in the Plan. The Option is not intended to qualify as an Incentive Stock Option. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

     2. Purchase Price.

     The price at which the Executive shall be entitled to purchase Shares upon the exercise of the Option shall be $0.01 per Share (the "Option Price").

     3. Duration of Option.

     The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Effective Date (the "Term"); provided, however, that the Option may terminate earlier as provided in Section 6 hereof.

     4. Exercisability of Option.

          4.1 Subject to Sections 4.2 and 6 hereof and to the Plan, the Option shall become exercisable as follows:

          (vii) as to 25,000 Shares subject to the Option as of December
31, 2004;

          (viii) as to 25,000 Shares subject to the Option on the first anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the Effective Date and ending on the first anniversary of the Effective Date;

          (ix) as to 25,000 Shares subject to the Option on the second anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date; and

          (x) as to 25,000 Shares subject to the Option on the third anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the second anniversary of the Effective Date and ending on the third anniversary of the Effective Date;

provided, however, that in the event that any portion of the Option subject to any of clauses (ii) through (iv) of this Section 4.1 does not become exercisable during the period set forth therein, such portion of the Option shall be carried forward for vesting during future one-year periods commencing immediately following the third anniversary of the Effective Date subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of such one-year periods; provided, further, that no more than 25,000 Shares subject to the Option shall become exercisable in any one-year period by reason of application of clauses (ii) through (iv) of this Agreement or the foregoing proviso (by way of example, if the 25,000 Shares subject to the Option subject to clause (ii) of this Section 4.1 does not become exercisable on the first anniversary of the Effective Date, such portion of the Option shall become exercisable on the fourth anniversary of the Effective Date, subject to the satisfaction of performance goals applicable to all similarly situated senior management of the Company in respect of the period beginning on the third anniversary of the Effective Date and ending on the fourth anniversary of the Effective Date); and provided, further, that, notwithstanding any provision of this Section 4.1 to the contrary, any unvested portion of the Option that is outstanding as of January 18, 2011 shall become exercisable on that date. Each date on which all or any portion of the Option becomes exercisable is referred to herein as a "Vesting Date."

          4.2 Upon the occurrence of an Acceleration Event, 50% of the unvested portion of the Option shall immediately vest and become fully exercisable. Notwithstanding any provision to the contrary set forth in the Plan, the remaining unvested portion of the Option after application of the immediately preceding sentence shall not vest or become exercisable in the event of an Acceleration Event if, in connection with such Acceleration Event, the Company, a successor to the Company or the ultimate parent of the Company or such successor following such Acceleration Event offers to continue the employment of the Executive and to provide compensation and employee benefits that are substantially similar, as nearly as practicable, to the compensation and employee benefits set forth in the Employment Agreement (in each case excluding equity compensation). If such an offer is not made to the Executive, such remaining unvested portion of the Option shall become immediately and fully vested and exercisable.

     5. Manner of Exercise and Payment.

          5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company at its principal executive office. Such notice shall state that the Executive is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Executive.

          5.3 Upon receipt of notice of exercise, full payment for the Shares in respect of which the Option is being exercised, and full satisfaction of the Executive's obligation for Withholding Taxes (as hereinafter defined), the Company shall take such action as may be necessary to effect the transfer of the number of Shares subject to such exercise in the name of the Executive either to the Executive or to the Escrow Account (as hereinafter defined) pursuant to Section 5.5 hereof (whichever is applicable).

          5.4 The Executive shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Executive shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Executive or to the Escrow Account (whichever is applicable), and (iii) the Executive's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Executive shall, subject to Section
5.5 hereof (if applicable), have full voting and other ownership rights with respect to such Shares.

          5.5 Escrow of Shares.

               (a) If any portion of the Option is exercised prior to the earlier of (i) the one-year anniversary of the final Vesting Date and (ii) the date of the Executive's termination of employment (the earlier of (i) and (ii), the "Release Date"), then the certificates representing the Shares subject to such exercised portion of the Option shall be issued and held by the Company in escrow (the "Escrow Account") and shall remain in the custody of the Company until the Release Date; provided, that in connection with the exercise of any portion of the Option, the Company shall deliver to the Executive a number of Shares subject to such exercised portion of the Option with a value equal to the Withholding Tax requirements, if any (the "Withholding Shares") and the remaining portion of such Shares shall be issued and held by the Company in the Escrow Account. As soon as practicable after the Release Date, any Shares held in the Escrow Account shall be delivered to the Executive or the Executive's estate, subject to the delivery of any documents which the Company in its discretion may require as a condition to the issuance of Shares, and so long as the Executive has satisfied all applicable Withholding Tax requirements with respect to such Shares, and such Shares so delivered shall not contain the legend set forth in Section 5.5(c) hereof.

               (b) Subject to the remainder of this Section 5.5(b), the Executive shall be entitled, at all times on and after the date that the Shares are issued pursuant to this Agreement, to exercise all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and the right to receive dividends thereon. Notwithstanding the foregoing, except with respect to the Withholding Shares, prior to the Release Date, the Executive shall not be entitled to transfer, sell, pledge, hypothecate, assign, or otherwise dispose of or encumber, the Shares held in the Escrow Account while they are so held in the Escrow Account. In addition, all dividends declared and paid by the Company on the Shares held in the Escrow Account shall be deferred until the Release Date. Any such deferred dividends shall be held by the Company for the account of the Executive. Upon the Release Date, such deferred dividends shall be paid to the Executive (without interest). The Company may require that the Executive invest any such deferred dividends in additional Shares.

               (c) Prior to the Release Date (or such earlier date that is applicable to the Withholding Shares), each stock certificate issued pursuant to this Agreement shall bear a legend in substantially the following form:

          "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including restrictions against transfer) contained in the Nonqualified Stock Option Agreement (the "Agreement") between the registered owner of the shares represented hereby and the Company. Release from such terms and conditions shall be made only in accordance with the provisions of the Agreement, a copy of which is on file in the office of the Secretary of Telewest Global, Inc."

     6.   Termination of Employment.

          6.1 Upon termination of the Executive's employment for any reason, any portion of the Option which is not exercisable as of the date of such termination shall be automatically forfeited as of the date of such termination. Upon termination of the Executive's employment by the Company for Cause (as defined in the Employment Agreement), any unexercised portion of the Option (whether exercisable or not exercisable) shall be automatically forfeited as of the date of such termination.

          6.2 Upon termination of the Executive's employment for any reason other than by the Company for Cause (as defined in the Employment Agreement), the portion of the Option that is exercisable as of the date of such termination shall remain exercisable until the six-month anniversary of the date of such termination (but not beyond the end of the Term); provided, however, that any portion of the Option that has become exercisable pursuant to Section 4.2 of the Agreement by reason of an Acceleration Event shall remain exercisable for one year following the date of such termination (but not beyond the end of the Term).

     7. Non-transferability.

     The Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange
Act). During the lifetime of the Executive, the Option shall be exercisable only by the Executive or his or her legal guardian or legal representatives.

     8. No Right to Continued Employment.

     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Executive any right with respect to continuance of employment by the Company or any Subsidiary Corporation, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any such Subsidiary Corporation to terminate the Executive's employment at any time.

     9. Withholding of Taxes.

     The Company shall have the right to deduct from any payment of cash to the Executive an amount equal to the federal, state, local and non-U.S. income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the exercise or other settlement of the Option. The Executive shall make arrangements satisfactory to the Company to pay the Withholding Taxes to the Company prior to the issuance of any Shares subject to the Option or other payment or distribution made pursuant to the Option.

     10. Executive Bound by the Plan.

     The Executive hereby acknowledges receipt of a copy of the Plan and agrees that he and the Option shall be bound by all the terms and provisions thereof.

     11. Modification of Agreement.

     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     12. Severability.

     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     13. Governing Law.

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     14. Successors in Interest.

     This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and successors. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Executive's heirs, executors, administrators and successors.



                          [signature page follows]

     IN WITNESS WHEREOF, the parties have entered into this Agreement, effective as of the Effective Date.



                           TELEWEST GLOBAL, INC.



                                        TELEWEST GLOBAL, INC.



/s/ Eric J. Tveter                      /s/ Anthony Stenham
--------------------------------        ---------------------------------
Eric J. Tveter                          By:  Cob Stenham

                                        Its:  Chairman